EQUITY INTEREST PLEDGE AGREEMENT

EQUITY INTEREST PLEDGE AGREEMENT

THIS EQUITY INTEREST PLEDGE AGREEMENT (this “Agreement”) is made and entered into by and among the following parties on September 25, 2010 in Fujian, the People’s Republic of China (“China” or the “PRC”):

Party A: Putian Asia Success Cereals & Oils Technical Service Co., Ltd
Registered address: No. 999, Houguo Street, Sanjiangkou Town, Hanjiang District, Putian City

Party B:   Yao Jianshan
ID No.: 350303690720035
Address: Linbing Village, Guohuan Town, Hanjiang District, Putian City

Party C: Fujian Grand Farm Foods Development Co., Ltd.
Registered Address: No. 2089, Hanhua East Road, Guohuan Town, Hanjiang District, Putian City

In this Agreement, each of Party A, Party B and Party C shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

WHEREAS:

1.
Party A is a wholly foreign-owned enterprise duly established and validly existing under the laws of the PRC. Party A and Party C entered into an Exclusive Technical Consulting Service Agreement effective as of September 25, 2010 (the “Service Agreement”).

2.
Party B, a citizen of the PRC, holds a 99.75 % equity interest in Party C (the “Equity Interest”), which is a limited liability company duly established and validly existing in Fujian under the laws of the PRC. Party C acknowledges the respective rights and obligations of Party A and Party B under this Agreement;

3.
Pursuant to the Service Agreement, Party C shall pay a certain fee to Party A in consideration of the consulting services provided by Party A thereunder (the “Consulting Fee”). In order to ensure Party C’s performance of its obligations under the Service Agreement, including payment of the Consulting Fee, Party B is willing to pledge all of the Equity Interest to Party A as security.

EQUITY INTEREST PLEDGE AGREEMENT

NOW THEREFORE, through mutual discussion, the Parties have agreed as follows:

Article 1 Definitions

Unless it is otherwise stipulated, for the purpose of this Agreement, the following terms shall have the following meanings:

1.1	“Event of Default” means any event in accordance with Article 7 hereunder.

1.2	“Equity Interest” means the 99.75 % equity interest in Party C legally held by Party B and any other equity interest in Party C which may be held by Party B in the future.

1.3
“Force Majeure Event” means any event that is out of the control of each party and that would be unavoidable or insurmountable even if the party affected by such event paid reasonable attention to it. Force Majeure Event shall include, but not be limited to government actions, natural disasters, fire, explosion, typhoons, floods, earthquakes, tide, lightning and war. However, any lack of credit, assets or financing shall not be deemed to be a Force Majeure Event.

1.4	“Notice of Default” means the notice of default issued by Party A in accordance with this Agreement declaring an Event of Default.

1.5
“Pledge” means the security interest granted by Party A to Party B pursuant to Article 2 of this Agreement, i.e., the right of Party A to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.6	“Service Agreement” means the Exclusive Technical Consulting and Service Agreement entered into by and between Party A and Party C on September 25, 2010.

1.7	“Consulting Fee” means the fee that Party C is obligated to pay Party A in consideration of the consulting services provided by Party A pursuant to the Service Agreement.

1.8	“Term of the Pledge” means the term in accordance with Article 3 hereunder.

Article 2 Pledge

2.1
As collateral security for Party C’s prompt and complete performance when due (whether at stated maturity, by acceleration or otherwise) of its obligations under the Service Agreement, including without limitation the Consulting Fee, Party B hereby pledges to Party A a first security interest in all of Party B's right, title and interest in the Equity Interest, whether now owned or hereafter acquired by Party B.

EQUITY INTEREST PLEDGE AGREEMENT

Article 3 Term of Pledge

3.1	The Pledge shall be effective as of the date that the Pledge is recorded in the register of shareholders of Party C and shall remain effective so long as this Agreement remains in effect.

3.2
During the Term of the Pledge, Party A shall be entitled to foreclose on the Pledge in accordance with this Agreement in the event that Party C fails to perform any of its obligations under the Service Agreement, including without limitation the payment of the Consulting Fee.

3.3	Except as otherwise provided hereunder, Party A shall be entitled to exercise, dispose of or assign the Pledge in accordance with this Agreement.

Article 4 Physical Possession of Documents

4.1
During the Term of the Pledge, Party A shall be entitled to possess the contribution certificate of the Equity Interest (the “Contribution Certificate”) and the register of shareholders of Party C. Party B shall deliver the Contribution Certificate and the register of shareholders hereunder to Party A within one week after the execution date of this Agreement.

Party A shall be entitled to collect 15% of Party C’s annual net profit from the Equity Interest during the term of the Pledge.

4.2

Article 5 Representations and Warranties of Party B

5.1	Party B is the legal owner of the Equity Interest.

5.2	Except as otherwise provided hereunder, Party A shall not be interfered with by any parties at any time when Party A is exercising its rights in accordance with this Agreement.

5.3	Except as otherwise provided hereunder, Party A shall be entitled to exercise, dispose of or assign the Pledge in accordance with this Agreement.

5.4	Party B has not pledged to any other person or otherwise encumbered the Equity Interest except to Party A.

Article 6 Covenant of Party B

6.1	During the effective term of this Agreement, Party B covenants to Party A as follows:

EQUITY INTEREST PLEDGE AGREEMENT

6.1.1
Except for the transfer of the Equity Interest pursuant to that certain Exclusive Equity Interest Purchase Agreement entered into by and between Party B and Party A, Party B shall not transfer or assign the Equity Interest, or create or permit to create any pledges which may have an adverse effect on the rights or benefits of Party A without prior written consent from Party A.

6.1.2
Party B shall comply with and implement all laws and regulations with respect to the right of pledge, shall present to Party A any notices, orders or suggestions with respect to the Pledge issued or made by the competent authority after receiving such notices, orders or suggestions and shall comply with such notices, orders or suggestions, or object to the foregoing matters at the reasonable request of Party A or with the written consent of Party A.

6.1.3
Party B shall timely notify Party A of any events or the receipt of any notices which may affect the Equity Interest or any part of its rights thereto, which may change any of Party B’s covenants and obligations under this Agreement or which may affect Party B’s performance of its obligations under this Agreement.

6.2
Party B shall complete the pledge registration at the competent administration for industry and commerce where Party C is located pursuant to this Agreement once such registration procedure is available.

6.3	Party B agrees that Party A’s right to exercise the Pledge shall not be suspended or hampered through legal procedure by Party B, any successors of Party B or any person authorized by Party B.

6.4
Party B warrants to Party A that in order to protect or perfect the security over the payment of the Consulting Fee under the Service Agreement, Party B shall execute in good faith to execute all title certificates, contracts or other documents, and/or perform and cause other parties who have any interest to take action as required by Party A and provide access to exercise the rights and authorization vested in Party A under this Agreement, and execute all the documents with respect to the Equity Interest and promptly provide all the notices, orders and decisions deemed necessary by Party A to Party A within a reasonable time.

6.5
Party B warrants to Party A that Party B will comply with and perform all the guarantees, covenants, agreements, representations and conditions herein for the benefit of Party A. Party B shall indemnify Party A for all the losses suffered by Party A in the event that Party B does not perform or fully perform such guarantees, covenants, agreements, representations or conditions.

Article 7 Events of Default

7.1	The occurrence of any of the events listed below shall be deemed an Event of Default:

EQUITY INTEREST PLEDGE AGREEMENT

7.1.1	Party C fails to make full payment of the Consulting Fee as required under the Service Agreement.

7.1.2	Party B makes any misleading or fraudulent representations or warranties under Article 5 herein, and/or Party B violates any warranties under Article 5 herein.

7.1.3	Party B violates any of the covenants under Article 6 herein.

7.1.4	Party B violates any terms or conditions herein.

7.1.5	Party B waives, transfers or assigns the pledged Equity Interest without the prior written consent of Party A, except as provided by Article 6.1.1 herein.

7.1.6
Any external loan, security, compensation, covenant or other compensation liability of Party B (1) is required to be repaid or performed prior to its scheduled date; or (2) is due but is not repaid or performed as scheduled.

7.1.7	Party B is incapable of repaying its general debt or other debt.

7.1.8	Party A determines that the performance of this Agreement is illegal for any reason.

7.1.9	Any approval, permit or authorization needed to perform this Agreement or to validate this Agreement is withdrawn, suspended, invalidated or materially revised.

7.1.10	The property of Party B adversely changes and causes Party A to conclude that the capability of Party B to perform the obligations herein under this Agreement is impaired.

7.1.11	The successors or assigns of Party C are only entitled to perform a portion of or refuse to perform the payment obligations under the Service Agreement.

7.1.12	Other circumstances whereby Party A determines that its rights hereunder have been impaired.

7.2
Party B shall immediately notify Party A in writing if Party B becomes aware of or finds that any event under Article 7.1 herein or any event that may result in an Event of Default has occurred or is occurring.

7.3
Unless the Event of Default under Article 7.1 herein has been remedied to Party A’s sole and absolute satisfaction, Party A may, at any time during the Event of Default, immediately give a written Notice of Default to Party B requiring Party B to make immediate full payment of the then outstanding Consulting Fee under the Service Agreement and other payables or foreclose on the Pledge in accordance with Article 8 herein.

EQUITY INTEREST PLEDGE AGREEMENT

Article 8 Exercise of the Right of Pledge

8.1
Prior to the full satisfaction by Party C of its obligations under the Service Agreement, including without limitations the full payment of the Consulting Fee, Party B shall not transfer or assign the Equity Interest without prior written approval from Party A.

8.2	Party A shall give Notice of Default to Party B when Party A exercises its right to foreclose on the Pledge.

8.3	Subject to Article 7.3, Party A may exercise the right to foreclose on the Pledge at any time provided Party A gives the Notice of Default pursuant to Article 7.3.

8.4
Party A is entitled to have priority in receiving payment or proceeds from the auction or sale of all or part of the Equity Interest pledged herein in accordance with applicable law until the Consulting Fee and all other payables under the Service Agreement are fully paid.

8.5
Party B shall not hinder Party A from foreclosing on the Pledge in accordance with this Agreement and shall give necessary assistance so that Party A may effectively realize the value of the Equity Interest.

Article 9 Transfer or Assignment

9.1
Party B shall not transfer or assign any rights or obligations herein without the prior written consent of Party A, which shall be in Party A’s sole and absolute discretion. Party B understands that any transferee or assignee shall be required to be bound hereby.

9.2
Party A may transfer or assign all or any rights and obligations under the Service Agreement to any person (natural person or legal entity) at any time without the consent of Party B. Any transferee or assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the assignee were a party hereto. If Party A transfers or assigns the rights and obligations under the Service Agreement, the Service Agreement will continue in full force and effect without need for execution of further documents.

9.3	This Agreement shall be binding upon and inure to the benefit of Party A and its successors and assigns and shall be effective as to Party B and any of its permitted successors and assigns.

Article 10 Termination

10.1	This Agreement shall remain in full force and effect so long as the Service Agreement remains in effect.

EQUITY INTEREST PLEDGE AGREEMENT

Article 11 Formalities Fees and Other Expenses

11.1
Party B shall be responsible for all the fees and actual expenditures in relation to this Agreement, including but not limited to, legal fees, stamp tax and any other taxes and charges. If Party A pays any such fees on behalf of Party B, Party B shall promptly reimburse Party A in full. Nothing in the foregoing sentence shall be construed to require Party A to pay any such fees.

11.2
Party B shall be responsible for all the fees, including but not limited to, any taxes, formalities fees, management fees, litigation fees, attorneys’ fees, and various insurance premiums in connection with disposition of the pledged Equity Interest incurred by Party B by virtue of Party B’s failure to pay any taxes, fees or charges in accordance with this Agreement.

Article 12 Force Majeure

12.1
If the fulfillment of this Agreement is delayed or blocked due to a Force Majeure Event, the Party affected by such a Force Majeure Event shall be free from any obligation to the extent of the delay or holdback. The Party claiming the occurrence of a Force Majeure Event shall provide the other party with the steps of fulfilling the obligations of this Agreement.

12.2
Performance under this Agreement shall be suspended during the existence of such Force Majeure Event, provided the Party claiming the existence of the Force Majeure Event has notified the other Party of the existence of such Force Majeure Event and has used reasonable best efforts to perform under the Agreement. Both Parties agree to use reasonable best efforts to resume performance of this Agreement if the reason for exemption has been corrected or remedied.

Article 13 Governing Law and Dispute Settlement

13.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

13.2
The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through mutual agreement and negotiation. In case no settlement can be reached through consultation, each Party can submit such matter to the China International Economic and Trade Arbitration Committee for arbitration according its then effective arbitration rules. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties. The arbitration award may be submitted to the applicable PRC court for enforcement.

EQUITY INTEREST PLEDGE AGREEMENT

Article 14 Notices

14.1
Any notice or other communication under this Agreement shall be in Chinese and be sent to the address first written above or other address as may be designated from time to time by hand delivery or mail or facsimile. Any notice required or given hereunder shall be deemed to have been served: (a) on the same date if sent by hand delivery; (b) on the tenth date after posting if sent by air-mail, (c) on the fourth date if sent by professional hand delivery which is acknowledged worldwide; and (d) the receipt date displayed on the transmission confirmation notice if sent by facsimile.

Article 15 Appendix

15.1	The Appendix of this Agreement as attached hereto is the part of this Agreement.

Article 16 Effectiveness

16.1	This Agreement is effective as of the date above first written. Any amendments, supplements and modifications shall be in writing and shall be effective upon execution by the Parties thereto.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first written above.

EQUITY INTEREST PLEDGE AGREEMENT

Party A: Putian Asia Success Cereals & Oils Technical Service Co., Ltd [seal]

By:	/s/ Yao Jianshan
Name: Yao Jianshan
Its: Chief Executive Officer

EQUITY INTEREST PLEDGE AGREEMENT

Party B: Yao Jianshan

/s/ Yao Jianshan
Yao Jianshan

EQUITY INTEREST PLEDGE AGREEMENT

Party C: Fujian Grand Farm Foods Development Co., Ltd. [seal]

By:	/s/ Yao Jianshan
Name:	Yao Jianshan
Its:	Chief Executive Officer